Exhibit 3




                                       BY-LAWS

                                          OF

                                  OGDEN CORPORATION

                       (As amended through September 22, 1994)


               Section 1. In addition to its principal office in the State of Delaware, Ogden Corporation (the "Corporation") may also have offices at such other places within or without the State of Delaware as the Board of Directors shall from time to time determine.

               Section 2. Meetings of the stockholders and meetings of the Board of Directors may be held at any place or places within or without the State of Delaware.

               Section 3. The Annual Meeting of Stockholders shall be held on such date and at such time and place as may be fixed by the Board and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of any such other business as is properly brought before the meeting in accordance with these By-laws. To be properly brought before an Annual Meeting occurring subsequent to the Annual Meeting held in 1988, business must be either (i) specified in the notice of Annual Meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the Annual Meeting by or at the direction of the Board, or (iii) otherwise properly brought before the Annual Meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Corporation's stock which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the























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          contrary, no business shall be conducted at the Annual Meeting except in accordance with the procedures set forth in this
          Section 3, provided, however, that nothing in this Section 3 shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting. The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the Annual Meeting that business was not properly brought before the Annual Meeting in accordance with the provisions of this Section 3, and if he should so determine, he shall so declare to the Annual Meeting and any such business not properly brought before the meeting shall not be transacted. Written notice of the Annual Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

               Section 4. (Deleted. Related to voting rights of a class of Preferred Stock no longer authorized or issued).

               Section 5. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of the stockholders, for any purpose or purposes, may be held upon call of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors or a majority of the Board of Directors. Special meetings of stockholders may not be called by any other person or persons. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

               Section 6. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any meeting of stockholders occurring subsequent to the Annual Meeting of Stockholders held in 1988. Nominations of persons for election to the Board of Directors of the Corporation at the Annual Meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 6. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days or more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public

















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          disclosure was made, whichever first occurs.  Such stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under
          Section 14 of the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish his written consent to serve if elected and such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

               Section 7. The holders of a majority of the stock of the Corporation having voting power present in person or by proxy shall constitute a quorum, but less than a quorum shall have power to adjourn any meeting from time to time without notice. Except as aforesaid, except as provided in the Certificate of Incorporation, and except as otherwise provided by law, a majority of a quorum at any meeting of stockholders shall have power to act.

               Section 8.   At every meeting Of stockholders each
          stockholder entitled to vote thereat may vote and otherwise act in person or by proxy; but no proxy shall be voted upon more than three (3) years after its date unless such proxy provides for a longer period.

               Section 9. At least ten days before each election of directors a complete list, arranged in alphabetical order, of the stockholders entitled to vote at the election shall be prepared and filed in the office where the election is to be held and shall, during the usual hours of business, for said ten days, and during the election, be open to the examination of any stockholder.

               Section 10. The Board of Directors may, before any meeting of stockholders for the election of directors, appoint two inspectors of election to serve at such election. If they fail to make such an appointment or if their appointees, or either of them, fail to















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          appear at such meeting, the Chairman of the meeting may appoint inspectors or any inspector of election to act at that election.

               Section 11. Certificates of stock shall be of such form and device as the Board of Directors may elect and shall be signed by the Chairman of the Board of Directors, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, but where any such certificate is signed by a transfer agent or an assistant transfer agent or transfer clerk acting on behalf of the Corporation or by a registrar, the signatures of any such officers of the Corporation may be facsimiles, engraved or printed.

               Section 12. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person, or by attorney, on the surrender of the certificates therefor. The Board of Directors may appoint one or more transfer agents and registrars of the stock.

               Section 13. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding fifty days in connection with obtaining the consents of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors is hereby authorized to fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of and to vote at, any such meeting and adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date.

               Section 14. The number of directors of the Corporation shall be sixteen (16).

               Section 15. Meetings of the Board of Directors shall be held at times fixed by resolutions of the Board or upon call of the
















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          Chairman of the Board, the President, the Executive Vice
          President or any two directors and may be held outside of the State of Delaware. The Secretary or officer performing his duties shall give reasonable notice (which shall not be less than two
          (2) days) of all meetings of directors, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice either before or after the meeting. Notice by mail or telegraph to the usual business or residence address of the directors not less than the time above specified before the meeting shall be sufficient. One-third of the directors shall constitute a quorum.

               Section 16. The Board of Directors shall have power to authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee and of other committees and to determine the amount of such compensation and fees.

               Section 16-A. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself,
                  ---------------
          create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                              (b)  The Corporation shall indemnify any
          person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

















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          Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

                              (c)  To the extent that a director, officer,
          employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                              (d)  Any indemnification under subsections
          (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
          (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                              (e)  Expenses incurred in defending a civil
          or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in these By-laws.

                              (f)  The indemnification and advancement of
          expenses provided by this Section 16-A of the By-laws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity
















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          and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                              (g)  The Corporation shall have power to
          purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these By-laws.

                              (h) Any amendment to this Section 16-A shall not apply to any liability of a director, officer, employee or agent arising out of a transaction or omission occurring prior to the adoption of such amendment, but any such liability based on a transaction or omission occurring prior to the adoption of such amendment shall be governed by Section 16-A of the By-laws, as in effect at the time of such transaction or omission.

               Section 17. The Board of Directors, as soon as may be practicable after the election of directors in each year, shall:
          (i) appoint one of their number as Chairman of the Board, (ii) appoint one or more of their number as President, each of whom shall also act as the President of one of the Corporation's operating areas, and (iii) appoint one or more Vice Presidents and a Secretary and may appoint from time to time such other officers, including a Treasurer, as they may deem proper. The Chairman of the Board shall be the presiding officer of the Corporation and shall preside at meetings of the Board of Directors and of the shareholders. He shall have such other powers and duties as may from time to time be conferred upon him by the Board of Directors.

               Section 18. The Chairman of the Board shall preside at all meetings of the Board and of the Stockholders and shall have such powers and duties as the Board may assign to him. The President shall be the Chief Executive Officer of the Corporation and, in the absence of the Chairman of the Board, shall preside at all meetings of the Board and stockholders. The President shall be the officer of the Corporation who has general and active responsibility for the management of the business of the Corporation, and shall be responsible for implementing all orders and resolutions of the Board of Directors. The President shall have such other powers and duties as presidents of corporations usually have or as the Board assigns to him. The other officers of the Corporation shall have such powers and duties as usually pertain to their offices, except as modified by the Board of Directors, and shall also have such powers and duties as may from time to time be conferred upon them
















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          by the Board of Directors.

               Section 19. The term of office of all officers shall be until the next election of directors and until their respective successors are chosen and qualified, or until they shall die or resign, but any officer may be removed from office, without cause, at any time by the Board of Directors. Vacancies in any office may be filled by the Board at any meeting.

               Section 20. The Board of Directors may establish an Executive Committee, a Finance Committee and such other committees of the Board as it may determine, and delegate to said committees such powers and duties as it may determine by resolution of the Board to the extent provided in the General Corporation Law of the State of Delaware.

               Section 21. The Board of Directors may select such depositaries as they shall deem proper for the funds of the Corporation. All checks and drafts against such deposited funds shall be signed and countersigned by persons to be specified by the Board of Directors.

               Section 22. The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

               Section 23.   Either the Board of Directors or the
          stockholders may alter or amend these By-laws at any meeting duly held as above provided, the notice of which includes notice of the proposed alteration or amendment.










































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